UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 7, 2023

EVOFEM BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12400 High Bluff Drive, Suite 600, San Diego, CA 92130
(Address of principal executive offices and zip code)

(858) 550-1900
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	EVFM	OTCQB
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On March 7, 2023, Baker Bros. Advisors, LP (the “Designated Agent”) provided a Notice of Event of Default and Reservation of Rights (the “Notice of Default”) relating to the Securities Purchase and Security Agreement dated April 23, 2020, and subsequently amended (“SPA”), by and amount the Company, Designated Agent, the Guarantors and the purchasers (each a “Purchaser” and collectively “Purchasers”). The Notice of Default claims that the Company has failed to maintain the “Required Reserve Amount” as required by Section 2.7 of the Third Amendment to the Securities Purchase Agreement and Section 8.1(e) of the SPA The Designated Agent claims such failure constitutes an immediate Event of Default pursuant to Section 9.1(e) of the SPA.

The Designated Agent, at the director of the Purchasers, has accelerated repayment of the outstanding balance payable and elected its remedies pursuant to Section 5.07(b) of the Securities Purchase Agreement. As a result, approximately $92.8 million representing two times the sum of the outstanding balance and all accrued and unpaid interest thereon and all other amounts due under the SPA and other documents is due and payable within three business days of receipt of the Notice of Default.

The Company disagrees with the Designated Agent’s claims. The Company has invited the Designated Agent to reconsider and rescinded its Notice of Default and request for payment. The Company will explore all available options in resolving this matter.

Item 7.01 Regulation FD Disclosure

The Company inadvertently disclosed information relating to the above referenced Notice of Default which was intended for management’s internal use and discussions only. This Item 7.01 in this Current Form 8-K is being furnished to satisfy the requirements of Regulation FD in light of the inadvertent disclosure. The information under this Item 7.01 in this Current Report on Form 8-K will not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, unless specifically identified therein as being incorporated by reference.

The furnishing of this information under Item 7.01 in this Current Report on Form 8-K is not intended to, and does not, constitute a determination or admission by the Company that the information is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Forward-looking statements in this Report or hereafter, including in other publicly available documents filed with the U.S. Securities and Exchange Commission (the “Commission”), reports to the stockholders of the Company and other publicly available statements issued or released by the Company involve known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. Such future results are based upon management’s best estimates based upon current conditions and the most recent results of operations. These risks include, but are not limited to, the risks set forth herein and in such other documents filed with the Commission, each of which could adversely affect the Company’s business and the accuracy of the forward-looking statements contained herein. The Company’s actual results, performance or achievements may differ materially from those expressed or implied by such forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as XRBL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Date: March 10, 2023	/s/ Saundra Pelletier
Saundra Pelletier Chief Executive Officer